Exhibit 99.1

Bioventus Reports Third Quarter Results; Updates Full-Year 2021 Financial Guidance
DURHAM, NC – November 9, 2021 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or "the Company"), a global leader in innovations for active healing, today reported financial results for three and nine months ended October 2, 2021.
Q3 Financial Summary & Recent Highlights:
•Net Sales of $108.9 million, up $23.0 million, or 26.8%, year-over-year, comprising:
◦Net Sales from legacy Bioventus Inc. of $98.1 million, representing organic revenue growth* of 14.2% year-over-year, and
◦Net Sales from the acquisition of Bioness Inc. of $10.8 million.
•Net Loss of ($2.3) million, compared to Net Income of $8.0 million in prior year.
•Adjusted EBITDA* of $21.3 million, compared to $23.1 million in prior year.
•Updates full-year 2021 Net Sales guidance to $425-$430 million, up from $405-$415 million, driven by strong Q3 results, Q4 expectations, and the inclusion of the Company's recent acquisition of Misonix Inc.

“During the third quarter, we continued building momentum across our diversified portfolio as the Bioventus team demonstrated strong execution and resiliency, driving double-digit organic growth despite some pandemic related headwinds in our Bone Graft Substitutes business,” stated Ken Reali, Bioventus’ chief executive officer. “The strong performance of our organization has enabled us to again raise our full-year revenue guidance.”

Mr. Reali continued, “We are on-track to complete the integration of Bioness in the first quarter of 2022 and deliver on our cost synergy targets over the course of the next year. Finally, we are excited to have closed our acquisition of Misonix and to welcome the Misonix employees to Bioventus. This is a significant milestone that will enable multiple growth levers within the combined business. Our new Bioventus organization will allow us to go deeper with our customers leveraging our infrastructure and driving significant shareholder value over the near and medium term.”

*See below under “Use of Non-GAAP Financial Measures” for a definition and reconciliation of this measure.

Third Quarter 2021 Financial Results:
The following table represents net sales by geographic region, and by vertical, for the three months ended October 2, 2021 and September 26, 2020, respectively:

	Three Months Ended		Change
($ thousands, except for percentage)	October 2, 2021	September 26, 2020	$	%
By Geographic Region:
U.S.	$99,162	$78,886	$20,276	25.7%
International	9,728	7,022	2,706	38.5%
Net Sales	$108,890	$85,908	$22,982	26.8%
By Vertical:
Pain Treatments and Joint Preservation	$60,635	$48,781	$11,854	24.3%
Restorative Therapies	30,475	20,000	10,475	52.4%
Bone Graft Substitutes	17,780	17,127	653	3.8%
Net Sales	$108,890	$85,908	$22,982	26.8%
Net sales of $108.9 million compared to $85.9 million for the third quarter of 2020, an increase of $23.0 million, or 26.8%, year-over-year, primarily due to acquisitions, strong commercial execution and ongoing recovery from the COVID-19 pandemic. International net sales for the third quarter of 2021 increased 38.5% year-over-year, or 34.7% on a constant currency* basis.
Gross profit was $79.1 million, or 72.6% of net sales, compared to $62.5 million, or 72.7% of net sales, for the third quarter of 2020, an increase of $16.6 million, or 26.6%, year-over-year. Non-GAAP gross profit* was $85.7 million, or 78.7% of net sales, compared to $67.9 million, or 79.1% of net sales, for the third quarter of 2020, an increase of $17.8 million, or 26.1%, year-over-year.
Operating loss was ($1.0) million, compared to operating income of $6.9 million for the third quarter of 2020, a decrease of ($8.0) million, or (115.1%), year-over-year. Operating margin was (1.0%) of net sales, compared to 8.1% of net sales for the third quarter of 2020.
Non-GAAP operating income* was $15.1 million, compared to $14.7 million for the third quarter of 2020, an increase of $0.3 million, or 2.3%, year-over-year. Non-GAAP operating margin* was 13.8% of net sales, compared to 17.1% of net sales for the third quarter of 2020.
Net Loss was ($2.3) million compared to net income of $8.0 million for the third quarter of 2020, a change of ($10.2) million or (128.5%), year-over-year.
Adjusted EBITDA* was $21.3 million, compared to $23.1 million for the third quarter of 2020, a decrease of ($1.8) million, or (7.7%), year-over-year.
Non-GAAP net income* was $13.8 million, compared to $12.6 million, for the third quarter of 2020, an increase of $1.3 million, or 10.1%, year-over-year.
As of October 2, 2021, the Company had $80.9 million in cash and cash equivalents and $177.4 million in debt obligations, compared to $86.8 million in cash and cash equivalents and $188.4 million in debt obligations as of December 31, 2020.
Updated Full Year 2021 Financial Guidance:
For the twelve months ending December 31, 2021, the Company now expects:
•Net sales of $425 million to $430 million, up approximately 32% to 34% year-over-year. The full year 2021 net sales guidance range is comprised of:
◦Net sales from legacy Bioventus Inc. of $378.1 million to $382.1 million, representing organic revenue growth* in the range of approximately 18% to 19% year-over-year, and,

*See below under “Use of Non-GAAP Financial Measures” for a definition and reconciliation of this measure.

◦Net sales from the recent acquisitions of Bioness Inc and Misonix Inc of approximately $46.9 million to $47.9 million.
•Net income of $1.8 million to $3.7 million, compared to net income of $14.7 million for the twelve months ended December 31, 2020.
•Non-GAAP net income* of $72.1 million to $75.6 million, compared to $47.4 million for the twelve months ended December 31, 2020.
•Adjusted EBITDA* of $77.8 million to $82.0 million, compared to $72.4 million for the twelve months ended December 31, 2020.
The Company's guidance reflects its current expectations regarding the impact of COVID-19 on its business. The severity and duration of the COVID-19 pandemic are outside of the Company’s control and, given the uncertain nature of the pandemic, could cause the Company’s future operating results to be different from our current expectations, particularly if the impact of the pandemic worsens.
Presentation: This press release presents historical results, for the periods presented, of Bioventus Inc., including Bioventus LLC, the predecessor of Bioventus Inc. for financial reporting purposes.

Third Quarter 2021 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on November 9, 2021. Those who would like to participate may dial 844-945-2085 (442-268-1266 for international callers) and provide access code 9652759.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until November 8, 2022.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatments, restorative therapies and surgical solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

*See below under “Use of Non-GAAP Financial Measures” for a definition and reconciliation of this measure.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our business strategy, position and operations; expected sales trends, opportunities and growth; the ongoing COVID-19 pandemic; the expected benefits and impact of Bioventus’ products, including in certain regions, and biologic drug candidates; the benefits of and expected completion of integration efforts for the Bioness and Misonix acquisitions; and the Company’s financial guidance and expected financial performance. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release include, but are not limited to, statements about the adverse impacts on our business as a result of the COVID-19 pandemic; our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to differentiate the hyaluronic acid (“HA”) viscosupplementation therapies we own or distribute from alternative therapies for the treatment of osteoarthritic; the proposed down-classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration ("FDA"); our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize, including any potential changes by Centers for Medicare and Medicaid Services in the manner in which our HA viscosupplementation products are reimbursed, our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; including the Misonix acquisition; competition against other companies; the negative impact on our ability to market our HA products due to the reclassification of HA products from medical devices to drugs in the United States by the FDA; our ability to attract, retain and motivate our senior management and qualified personnel; our ability to continue to research, develop and manufacture our products if our facilities are damaged or become inoperable; failure to comply with the extensive government regulations related to our products and operations; enforcement actions if we engage in improper claims submission practices or in improper marketing or promotion of our products; the FDA regulatory process and our ability to obtain and maintain required regulatory clearances and approvals; failure to comply with the government regulations that apply to our human cells, tissues and cellular or tissue-based products; the clinical studies of any of our future products that do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including Bioventus’ Annual Report on Form 10-K for the year ended December 31, 2020, as updated in our Quarterly Report on Form 10-Q for the three months ended October 2, 2021 and as such factors may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated condensed balance sheets
As of October 2, 2021 and December 31, 2020
(Amounts in thousands, except share amounts) (unaudited)

	October 2, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$80,917	$86,839
Accounts receivable, net	105,442	88,283
Inventory	36,565	29,120
Prepaid and other current assets	23,154	7,552
Total current assets	246,078	211,794
Restricted cash	50,000	—
Property and equipment, net	10,297	6,879
Goodwill	52,885	49,800
Intangible assets, net	248,794	191,650
Operating lease assets	16,938	14,961
Deferred tax assets	481	—
Investment and other assets	29,317	19,382
Total assets	$654,790	$494,466
Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$10,897	$4,422
Accrued liabilities	107,554	88,187
Accrued equity-based compensation	10,875	11,054
Current portion of long-term debt	15,000	15,000
Current portion of contingent consideration	13,386	—
Other current liabilities	2,993	3,926
Total current liabilities	160,705	122,589
Long-term debt, less current portion	162,437	173,378
Accrued equity-based compensation, less current portion	—	29,249
Deferred income taxes	47,687	3,362
Contingent consideration, less current portion	30,906	—
Other long-term liabilities	22,558	21,728
Total liabilities	424,293	350,306
Stockholders’ and Members’ Equity:
Members' equity	—	144,160
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized, 41,097,292 shares issued and outstanding	41	—
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding	16	—
Additional paid-in capital	158,480	—
Accumulated deficit	(6,238)	—
Accumulated other comprehensive income	204	—
Total stockholders’ equity attributable to Bioventus Inc. and members’ equity	152,503	144,160
Noncontrolling interest	77,994	—
Total stockholders’ and members’ equity	230,497	144,160
Total liabilities and stockholders’ and members’ equity	$654,790	$494,466

BIOVENTUS INC.
Consolidated condensed statements of operations and comprehensive (loss) income
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net sales	$108,890	$85,908	$300,484	$222,570
Cost of sales (including depreciation and amortization of $6,637 and $5,477, $17,491 and $16,076 respectively)	29,821	23,444	85,546	62,521
Gross profit	79,069	62,464	214,938	160,049
Selling, general and administrative expense	69,636	50,295	173,372	131,104
Research and development expense	6,153	3,569	11,936	8,311
Restructuring costs	1,798	—	1,798	—
Change in fair value of contingent consideration	651	—	1,292	—
Depreciation and amortization	1,878	1,667	5,655	5,305
Impairment of variable interest entity assets	—	—	5,674	—
Operating (loss) income	(1,047)	6,933	15,211	15,329
Interest expense	1,347	1,880	152	7,095
Other expense (income)	757	(3,285)	2,821	(4,539)
Other expense (income)	2,104	(1,405)	2,973	2,556
(Loss) income before income taxes	(3,151)	8,338	12,238	12,773
Income tax (benefit) expense	(882)	373	759	302
Net (loss) income	(2,269)	7,965	11,479	12,471
Loss attributable to noncontrolling interest	1,198	492	8,260	1,164
Net (loss) income attributable to Bioventus Inc.	$(1,071)	$8,457	$19,739	$13,635

Net (loss) income	$(2,269)	$7,965	$11,479	$12,471
Other comprehensive (loss) income, net of tax
Change in foreign currency translation adjustments	(366)	943	(1,225)	687
Comprehensive (loss) income	(2,635)	8,908	10,254	13,158
Comprehensive loss attributable to noncontrolling interest	1,300	492	8,182	1,164
Comprehensive (loss) income attributable to Bioventus Inc.	$(1,335)	$9,400	$18,436	$14,322

Loss per share of Class A common stock(1):
Basic and diluted	$(0.03)		$(0.15)
Weighted-average shares of Class A common stock outstanding(1):
Basic and diluted	41,837,581		41,816,706

(1) Per share information for the nine months ended October 2, 2021 represents loss per share of Class A common stock and weighted-average shares of Class A common stock outstanding from February 16, 2021 through October 2, 2021, the period following Bioventus Inc.'s initial public offering and related transactions described in Note 1. Organization and Note 7. Earnings per share within the Notes to the Unaudited Condensed Consolidated Financial Statements in the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 2021.

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Operating activities:
Net (loss) income	$(2,269)	$7,965	$11,479	$12,471
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and amortization	8,522	7,276	23,185	21,789
Equity-based compensation	5,938	7,390	(10,621)	619
Change in fair value of contingent consideration	651	—	1,292	—
Change in fair value of Equity Participation Rights	—	—	(2,774)	(788)
Change in fair value of interest rate swap	(81)	(21)	(1,391)	1,980
Impairments related to variable interest entity	—	—	7,043	—
Other, net	404	(205)	(210)	823
Changes in working capital	(2,578)	(1,164)	(18,129)	9,858
Net cash from operating activities - continuing operations	10,587	21,241	9,874	46,752
Net cash from operating activities - discontinued operations	—	(400)	—	(400)
Net cash from operating activities	10,587	20,841	9,874	46,352
Investing activities:
Purchase of Bioness, Inc., net of cash acquired	(1,000)	—	(46,790)	—
Investments	(11,124)	(16,630)	(11,124)	(16,630)
Purchase of property and equipment	(1,926)	(1,281)	(4,568)	(2,331)
Other	864	152	—	—
Net cash from investing activities - continuing operations	(13,186)	(17,759)	(62,482)	(18,961)
Net cash from investing activities - discontinued operations	—	—	—	172
Net cash from investing activities	(13,186)	(17,759)	(62,482)	(18,789)
Financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and offering costs	—	—	107,777	—
Proceeds from issuance of Class A and B common stock	417	—	747	—
Borrowing on revolver	—	—	—	49,000
Payments on revolver	—	(49,000)	—	(49,000)
Payments on long-term debt	(3,750)	(2,500)	(11,250)	(5,000)
Refunds (distributions) - members	(996)	(5,616)	(183)	(14,691)
Other, net	(17)	—	(28)	—
Net cash from financing activities	(4,346)	(57,116)	97,063	(19,691)
Effect of exchange rate changes on cash	(206)	272	(377)	86
Net change in cash, cash equivalents and restricted cash	(7,151)	(53,762)	44,078	7,958
Cash, cash equivalents and restricted cash at the beginning of the period	138,068	126,240	86,839	64,520
Cash, cash equivalents and restricted cash at the end of the period	$130,917	$72,478	$130,917	$72,478

Use of Non-GAAP Financial Measures
Net Sales and International Net Sales Growth on a Constant Currency Basis
Net Sales and International Net Sales Growth on a Constant Currency Basis is a non-GAAP measure, which is calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing the stated period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock.
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock, all non-GAAP financial measures, to supplement our financial reporting, because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net income (loss) from continuing operations before depreciation and amortization, provision of income taxes and interest expense (income), adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity compensation, restructuring costs, loss on debt retirement and modification, COVID-19 benefits, net, succession and transition charges, foreign currency impact, acquisitions and integration costs, inventory step-up costs, equity loss in unconsolidated investments, change in fair value of contingent consideration, impairments related to variable interest entity and other non-recurring costs. See the table below for a reconciliation of net income to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties often use it in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believe that these non-GAAP financial measures are useful to better understand the long term recurring performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition costs in cost of goods sold. We define Non-GAAP Gross Margin as the calculated ratio of Non-GAAP Gross Profit to net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Gross Margin.

We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold, amortization included in operating expenses, restructuring costs, change in fair value of contingent consideration, COVID-19 expense, succession and transition charges, acquisition and integration costs, inventory step-up costs, impairments related to variable interest entity and other non-recurring costs. Non-GAAP Operating Margin is defined as defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of Operating Income and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
We define Non-GAAP Operating Expense as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include amortization included in operating expenses, restructuring costs, change in fair value of contingent consideration, COVID-19 expense, succession and transition charges, acquisition and integration costs, impairments related to variable interest entity and other non-recurring costs. See the table below for a reconciliation of Operating Expenses to Non-GAAP Operating Expenses.
We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold, amortization included in operating expenses, restructuring costs, change in fair value of contingent consideration, loss on debt retirement and modification, COVID-19 expense, COVID-19 income, succession and transition charges, acquisition and integration costs, inventory step-up costs, impairments related to variable interest entity and other non-recurring costs. See the table below for a reconciliation of Net Income to Non-GAAP Net Income.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold, amortization included in operating expenses, restructuring costs, change in fair value of contingent consideration, acquisition and integration costs and other non-recurring costs, divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Nine Months Ended
($, thousands)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net (loss) income	$(2,269)	$7,965	$11,479	$12,471
Depreciation and amortization(a)	8,522	7,276	23,185	21,789
Income tax (benefit) expense	(882)	373	759	302
Interest expense	1,347	1,880	152	7,095
Equity compensation(b)	5,938	7,390	(10,621)	619
Restructuring costs(c)	1,798	—	1,798	—
COVID-19 benefits, net(d)	—	(3,057)	—	(4,158)
Succession and transition charges(e)	—	771	344	5,345
Foreign currency impact(f)	17	(98)	(47)	(58)
Acquisition and integration costs(g)	1,575	—	6,604	—
Inventory step-up costs(h)	—	—	2,106	—
Equity loss in unconsolidated investments(i)	419	—	1,320	—
Change in fair value of contingent consideration(j)	651	—	1,292	—
Impairments related to variable interest entity(k)	—	—	7,043	—
Other non-recurring costs(l)	4,199	601	6,858	884
Adjusted EBITDA	$21,315	$23,101	$52,272	$44,289

(a)Includes for the three months ended October 2, 2021 and September 26, 2020 and the nine months ended October 2, 2021 and September 26, 2020, respectively, depreciation and amortization of $6,637, $5,477, $17,491 and $16,076 in cost of sales and $1,878, $1,667, $5,655 and $5,305 presented in the consolidated statements of operations and comprehensive (loss) income with the balance in research and development.
(b)The three and nine months ended October 2, 2021 primarily includes equity-based compensation expense (income) resulting from awards granted under the Company’s current equity based compensation plan (2021 Plan) and compensation costs. The nine months ended October 2, 2021 also includes the change in fair market value of accrued equity-based compensation related to the BV LLC Phantom Profits Interest Plan (Phantom Plan) due to expected pricing with our IPO. Equity compensation expenses for the three and nine months ended September 26, 2020 represents compensation from the Company’s management incentive plan and Phantom Plan as well as the change in fair market value of accrued equity-based compensation related to the plans due to the impact of the COVID-19 pandemic on our business.
(c)Costs incurred as a result of adopting a restructuring plan for businesses recently acquired to reduce headcount, reorganize management structure and consolidate certain facilities.
(d)Represents income resulting from the Coronavirus Aid, Relief and Economic Security ("CARES") Act offset by additional cleaning and disinfecting expenses and contract termination fees for canceled events.
(e)Primarily represents costs related to the CEO transition.
(f)Foreign currency impact represents realized and unrealized gains and losses from fluctuations in foreign currency and is included within other (income) loss in the consolidated statements of operations and comprehensive (loss) income.
(g)Represents costs incurred to acquire and integrate Bioness.
(h)Amortization of the inventory step-up associated with the Bioness acquisition.
(i)Represents CartiHeal equity investment losses.
(j)Represents changes in fair value of contingent consideration associated with the Bioness acquisition.
(k)Represents loss on impairment on Harbor's long-lived assets, and the Company's investment in Harbor.
(l)Other non-recurring costs primarily includes charges associated with strategic transactions, such as potential acquisitions and public company preparation costs, primarily accounting and legal fees.

Reconciliation of Net (Loss) Income to Non-GAAP Net Income (unaudited)

	Three Months Ended		Nine Months Ended
($, thousands)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net (loss) income	$(2,269)	$7,965	$11,479	$12,471
Depreciation & amortization included in cost of goods sold	6,637	5,477	17,491	16,076
Amortization included in operating expenses	1,241	1,408	3,813	4,537
Restructuring costs(a)	1,798	—	1,798	—
Change in fair value of contingent consideration	651	—	1,292	—
COVID-19 expense(b)	—	130	—	277
COVID-19 income(c)	—	(3,187)	—	(4,435)
Succession and transition charges (d)	—	771	344	5,345
Acquisition and Integration costs(e)	1,575	—	6,604	—
Inventory step-up costs(f)	—	—	2,106	—
Impairments related to variable interest entity(g)	—	—	7,043	—
Other non-recurring items(h)	4,199	—	6,858	—
Non-GAAP Net income	$13,832	$12,564	$58,828	$34,271
(a)Costs incurred as a result of adopting a restructuring plan for businesses recently acquired to reduce headcount, reorganize management structure and consolidate certain facilities.
(b)Additional cleaning and disinfection expenses and contract termination fees for canceled events included in operating expenses.
(c)Represents income resulting from the Coronavirus Aid, Relief and Economic Security ("CARES") Act.
(d)Primarily represents costs related to the CEO transition.
(e)Represents costs incurred to acquire and integrate Bioness.

(f)Amortization of the inventory step-up associated with the Bioness acquisition.
(g)Represents loss on impairment on Harbor's long-lived assets, and the Company's investment in Harbor.
(h)Other non-recurring costs primarily includes charges associated with strategic transactions, such as potential acquisitions and public company preparation costs, primarily accounting and legal fees.

Reconciliation of Loss per share of Class A Common Stock to Non-GAAP Earnings per share of Class A Common Stock (unaudited)

Three Months Ended October 2, 2021
Weighted average Class A Common Stock outstanding, basic & diluted	41,837,581
Loss per share of Class A Common Stock (basic & diluted)	$(0.03)
Depreciation and amortization included in cost of goods sold	0.12
Amortization included in operating expenses	0.02
Restructuring costs(a)	0.03
Change in fair value of contingent consideration	0.01
Acquisition and Integration costs(b)	0.03
Other non-recurring items(c)	0.07
Non-GAAP Earnings per share of Class A Common Stock (basic & diluted)	$0.25
(a)Costs incurred as a result of adopting a restructuring plan for businesses recently acquired to reduce headcount, reorganize management structure and consolidate certain facilities.
(b)Costs related to the Bioness acquisition.
(c)Other non-recurring primarily consists of charges associated with potential strategic transactions, such as potential acquisitions.
Reconciliation of Gross Profit to Non-GAAP Gross Profit and Gross Margin to Non-GAAP Gross Margin (unaudited)

	Three Months Ended		Nine Months Ended
($, thousands)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Gross Profit	$79,069	$62,464	$214,938	$160,049
Gross Margin	72.6%	72.7%	71.5%	71.9%
Depreciation and Amortization included in cost of goods sold	6,637	5,477	17,491	16,076
Acquisition costs in cost of goods sold	—	—	2,106	—
Non-GAAP Gross Profit	$85,706	$67,941	$234,535	$176,125
Non-GAAP Gross Margin	78.7%	79.1%	78.1%	79.1%

Reconciliation of Operating (Loss) Income to Non-GAAP Operating Income and Operating Margin to Non-GAAP Operating Margin (unaudited)

	Three Months Ended		Nine Months Ended
($, thousands)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Operating (loss) income	$(1,047)	$6,933	$15,211	$15,329
Operating Margin	(1.0%)	8.1%	5.1%	6.9%
Depreciation and Amortization included in cost of goods sold	6,637	5,477	17,491	16,076
Amortization included in operating expenses	1,241	1,408	3,813	4,537
Restructuring costs(a)	1,798	—	1,798	—
Change in fair value of contingent consideration	651	—	1,292	—
COVID-19 expense(b)	—	130	—	277
Succession and transition charges(c)	—	771	344	5,345
Acquisition and Integration costs(d)	1,575	—	6,604	—
Inventory step-up costs(e)	—	—	2,106	—
Impairments related to variable interest entity(f)	—	—	5,674	—
Other non-recurring items(g)	4,199	—	6,858	—
Non-GAAP Operating Income	$15,054	$14,719	$61,191	$41,564
Non-GAAP Operating Margin	13.8%	17.1%	20.4%	18.7%
(a)Costs incurred as a result of adopting a restructuring plan for businesses recently acquired to reduce headcount, reorganize management structure and consolidate certain facilities.
(b)Additional cleaning and disinfection expenses and contract termination fees for canceled events included in operating expenses.
(c)Primarily represents costs related to the CEO transition.
(d)Costs related to the Bioness acquisition.
(e)Amortization of the inventory step-up associated with the Bioness acquisition.
(f)Represents loss on impairment on Harbor's long-lived assets.
(g)Other non-recurring primarily consists of charges associated with potential strategic transactions, such as potential acquisitions.
Reconciliation of Operating Expenses to Non-GAAP Operating Expenses (unaudited)

	Three Months Ended		Nine Months Ended
($, thousands)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Operating Expenses	$80,116	$55,531	$199,727	$144,720
Amortization included in operating expenses	1,241	1,408	3,813	4,537
Restructuring costs(a)	1,798	—	1,798	—
Change in fair value of contingent consideration	651	—	1,292	—
COVID-19 expense(b)	—	130	—	277
Succession and transition charges(c)	—	771	344	5,345
Acquisition and Integration costs(d)	1,575	—	6,604	—
Impairments related to variable interest entity(e)	—	—	5,674	—
Other non-recurring items(f)	4,199	—	6,858	—
Non-GAAP Operating Expenses	$70,652	$53,222	$173,344	$134,561

(a)Costs incurred as a result of adopting a restructuring plan for businesses recently acquired to reduce headcount, reorganize management structure and consolidate certain facilities.
(b)Additional cleaning and disinfection expenses and contract termination fees for canceled events included in operating expenses.
(c)Primarily represents costs related to the CEO transition.
(d)Costs related to the Bioness acquisition.
(e)Represents loss on impairment on Harbor's long-lived assets.
(f)Other non-recurring primarily consists of charges associated with potential strategic transactions, such as potential acquisitions.
Reconciliation of Guidance Range for Gross Profit to Non-GAAP Gross Profit and Gross Margin to Non-GAAP Gross Margin for the twelve months ending December 31, 2021

($, thousands)	2021 Guidance Low	2021 Guidance High	Twelve Months Ended December 31, 2020
Net Sales	$425,000	$430,000	$321,161
Cost of Sales	123,700	125,600	87,642
Gross Profit	301,300	304,400	233,519
Gross Margin	70.9%	70.8%	72.7%
Depreciation and Amortization included in cost of goods sold	25,200	26,000	21,169
Acquisition costs in cost of goods sold	4,100	4,100	—
Non-GAAP Gross Profit	$330,600	$334,500	$254,688
Non-GAAP Gross Margin	77.8%	77.8%	79.3%
Reconciliation of Guidance Range for Net Income to Non-GAAP Net Income for the twelve months ending December 31, 2021

($, thousands)	2021 Guidance Low	2021 Guidance High	Twelve Months Ended December 31, 2020
Net income	$1,800	$3,700	$14,722
Depreciation and Amortization included in cost of goods sold	25,600	26,400	21,168
Amortization included in operating expenses	5,500	5,500	5,868
Loss on debt retirement and modification	2,000	2,000	—
COVID-19 expense	—	—	576
COVID-19 income	—	—	(4,699)
Succession & Transition	300	300	5,609
Restructuring costs	2,800	3,000	563
Acquisition and Integration costs	13,100	13,100	—
Inventory step-up costs	4,100	4,100	—
Change in fair value of contingent consideration	1,900	2,000	—
Impairments related to variable interest entity	7,000	7,000	—
Other non-recurring costs (a)	8,000	8,500	3,590
Non-GAAP Net income	$72,100	$75,600	$47,397
(a)Represents anticipated charges in connection with potential strategic investments.

Reconciliation of Guidance Range for Net Income to Adjusted EBITDA
for the twelve months ending December 31, 2021

($, thousands)	2021 Guidance Low	2021 Guidance High	Twelve Months Ended December 31, 2020
Net Income	$1,800	$3,700	$14,722
Depreciation and amortization	33,700	34,500	28,643
Loss on debt retirement and modification	2,000	2,000	—
Income tax expense	2,400	2,900	1,192
Interest expense	2,800	3,000	9,751
Equity compensation	(3,900)	(3,900)	10,103
COVID-19 benefits, net	—	—	(4,123)
Succession and transition charges	300	300	5,609
Restructuring costs	2,800	3,000	563
Foreign currency impact	—	—	(117)
Equity loss in unconsolidated investments	1,800	1,800	467
Acquisition and Integration costs	13,100	13,100	—
Inventory step-up costs	4,100	4,100	—
Change in fair value of contingent consideration	1,900	2,000	—
Impairments related to variable interest entity	7,000	7,000	—
Other non-recurring costs (a)	8,000	8,500	5,633
Adjusted EBITDA	$77,800	$82,000	$72,443
(a)Represents anticipated charges in connection with potential strategic investments.

Investor Inquiries:	Press and Media Inquiries:
Dave Crawford	Thomas Hill
Bioventus	Bioventus
investor.relations@bioventus.com	thomas.hill@bioventus.com